SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
April 17, 2008

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-30406	58-2210668

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Capital of Texas Highway
Suite 200B
Austin, Texas 78746
(Address of principal executive offices including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 17, 2008, in connection with the closing of the transaction described under Item 2.01 below, HealthTronics, Inc. (the “Company”) entered into a Piggy-Back Registration Rights Agreement with Robert A. Yonke (“Yonke”), Christopher J. Ringel (“Ringel”) and Kevin Bentley (“Bentley” and, with Yonke and Ringel, collectively, the “Holders”) to give the Holders the right to participate for 180 days from the date of such agreement in certain registrations under the Securities Act of 1933 of sales of the Company’s common stock.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 17, 2008, the Company completed the previously-announced acquisition (the “Acquisition”) of Advanced Medical Partners, Inc. (“AMPI”) pursuant to the Stock Purchase Agreement dated March 18, 2008 between the Company, Litho Management, Inc., AMPI and the stockholders of AMPI. The Company acquired the outstanding shares of capital stock of AMPI (other than shares already held by the Company) for a purchase price of approximately $6.9 million in cash and approximately 1.8 million shares of common stock of the Company, plus a two-year earn-out based on the future achievement of EBITDA. The press release announcing the closing of the Acquisition is attached to this Form 8-K as Exhibit 99.1.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the transaction described under Item 2.01 above, the Company issued approximately 1.8 million shares of common stock of the Company. This issuance was exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) and Rule 506 of the Securities Act of 1933. In addition, in connection with the transaction described under Item 2.01 above, on April 17, 2008 certain persons who held promissory notes issued by a wholly-owned subsidiary of AMPI converted such notes into shares of Company common stock. The aggregate principal balance of the notes that were converted was $540,000, and the aggregate number of shares of Company common stock issued as a result of such conversions was 178,569. This issuance was exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) and Rule 506 of the Securities Act of 1933.

Item 8.01. Other Events.

On April 22, 2008, the Company issued a press release to update its 2008 guidance. The text of the press release, which is attached as Exhibit 99.1, is furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless the Company specifically incorporates it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements and registered independent accounting firm’s reports required to be filed by this item will be filed with the Securities and Exchange Commission as soon as practicable, but no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro-forma financial information required to be filed by this item will be filed with the Securities and Exchange Commission as soon as practicable, but not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Piggy-Back Registration Rights Agreement, dated as of April 17, 2008, by and among HealthTronics, Inc., Robert A. Yonke, Christopher J. Ringel and Kevin Bentley.
99.1	Press release, issued on April 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC. (Registrant)

Date: April 22, 2008	By:	/s/ Ross A. Goolsby

	Name: Title:	Ross A. Goolsby Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Piggy-Back Registration Rights Agreement, dated as of April 17, 2008, by and among HealthTronics, Inc., Robert A. Yonke, Christopher J. Ringel and Kevin Bentley.
99.1	Pres release, issued on April 22, 2008.